UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

January 14, 2022

JBG SMITH PROPERTIES

(Exact name of Registrant as specified in its charter)

Maryland	No. 001-37994	81-4307010
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

4747 Bethesda Avenue, Suite 200 Bethesda, MD	20814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (240) 333-3600

Former name or former address, if changed since last report:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, par value $0.01 per share	JBGS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01	Entry into a Material Definitive Agreement.

Term Loan Credit Agreement

On January 14, 2022, JBG SMITH Properties LP (“JBG SMITH LP”), the operating partnership of JBG SMITH Properties (the “Company”), entered into a new Credit Agreement (the “Term Credit Agreement”) with Wells Fargo Bank, National Association, as administrative agent (the “Agent”), and the lenders party thereto as set forth in the Term Credit Agreement. The Term Credit Agreement provides for a $200 million senior unsecured term loan facility maturing January 14, 2025 (the “Term Loan”). As of January 14, 2022, the Term Loan was fully advanced and outstanding, substantially all the proceeds of which were used to repay in full JBG SMITH LP’s existing $200 million tranche A-1 term loan facility previously outstanding under the Existing Credit Agreement (as defined below). The Term Credit Agreement includes the option to add additional term loans up to $200 million in the aggregate to the extent that the lenders (whether or not an existing lender under the Term Loan) agree to provide such additional credit extensions.

The Term Loan bears interest, at JBG SMITH LP’s option, at a rate of either Term SOFR plus a margin ranging from 1.05% to 1.65%, Daily SOFR plus a margin ranging from 1.05% to 1.65% or the base rate plus a margin ranging from 0.05% to 0.65%, in each case, with the actual margin determined according to JBG SMITH LP’s credit rating. The base rate is the highest of the Agent’s prime rate, the federal funds rate plus 0.50% and the adjusted Term SOFR for a one-month tenor plus 1.0%. The Term Loan may be voluntarily prepaid in full or in part at any time, subject to customary Term SOFR breakage costs, if applicable. The Term Credit Agreement also includes a sustainability component whereby the applicable margin can decrease upon the Company’s achievement of certain sustainability performance metrics specified in the Term Credit Agreement.

The Term Credit Agreement contains customary representations and warranties and affirmative, negative and financial covenants that are substantially similar to JBG SMITH LP’s existing Credit Agreement, dated as of July 18, 2017, as amended, by and among JBG SMITH LP, Wells Fargo Bank, National Association, as administrative agent, and the lenders from time to time party thereto (as amended, the “Existing Credit Agreement”). Consistent with the Existing Credit Agreement, such covenants include restrictions on mergers, affiliate transactions, and asset sales as well as the following financial maintenance covenants:

•	percentage of total debt to capitalization value of not more than 60% (subject to a higher level of 65% for a period of 4 fiscal quarters following a real property asset acquisition);

•	ratio of combined EBITDA to fixed charges of not less than 1.50 to 1.00;

•	percentage of secured indebtedness to capitalization value of not more than 50%;

•	ratio of combined EBITDA for unencumbered properties to interest expense on unsecured debt of not less than 1.50 to 1.00; and

•	percentage of unsecured indebtedness to the capitalization value of unencumbered properties of not more than 60% (subject to a higher level of 65% for a period of 4 fiscal quarters following a real property asset acquisition).

Consistent with the Existing Credit Agreement, the Term Credit Agreement also includes customary events of default, the occurrence of which, following any applicable grace period, would permit the lenders to, among other things, declare the principal, accrued interest and other obligations of JBG SMITH LP under the Term Credit Agreement to be immediately due and payable.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Term Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Amendment to Existing Credit Agreement

On January 14, 2022, JBG SMITH LP, entered into a Third Amendment to Credit Agreement (the “Amendment”) with Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto, which amends the Existing Credit Agreement. The Existing Credit Agreement provided for an unsecured revolving credit facility in an aggregate available principal amount of $1.0 billion (the “Revolving Facility”), an unsecured delayed draw tranche A-1 term loan facility in an aggregate available principal amount of $200,000,000 (the “Tranche A-1 Term Loan Facility”) and unsecured delayed draw tranche A-2 term loan facility in an aggregate available principal amount of $200,000,000 (the “Tranche A-2 Term Loan Facility”). In connection with the entry into the Term Credit Agreement, the Tranche A-1 Term Loan Facility was repaid in full and refinanced as the Term Loan under the Term Credit Agreement. As of January 1, 2022, the outstanding principal balance of the Tranche A-2 Term Loan Facility was $200.0 million and the outstanding principal balance under the Revolving Facility was $300.0 million.

The Amendment reduces the capitalization rate for the Company’s multifamily real property businesses from 6.0% per annum to 5.75% per annum used in the calculation of capitalization value and capitalization value of unencumbered assets for certain financial covenants in the Existing Credit Agreement.

Except as amended by the Amendment, the terms of the Existing Credit Agreement remain in full force and effect.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Certain of the lenders under the Credit Agreement and Term Credit Agreement or their affiliates have provided, and may in the future provide, certain commercial banking, financial advisory, and investment banking services in the ordinary course of business for the Company, its subsidiaries and certain of its affiliates, for which they receive customary fees and commissions.

Item 9.01.	Financial Statements and Exhibits.

(d)             Exhibits.

10.1	Credit Agreement, dated as of January 14, 2022, by and among JBG SMITH Properties LP, as Borrower, the financial institutions party thereto as lenders, and Wells Fargo Bank, National Association, as Administrative Agent.

10.2	Third Amendment to Credit Agreement, dated as of January 14, 2022, by and among JBG SMITH Properties LP, as Borrower, the financial institutions party thereto as lenders, and Wells Fargo Bank, National Association, as Administrative Agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JBG SMITH PROPERTIES

By:	/s/ M. Moina Banerjee
Name:	M. Moina Banerjee
Title:	Chief Financial Officer (Principal Financial Officer)

Date: January 14, 2022

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